Exhibit 10.1

BUY-SELL AGREEMENT

This Buy-Sell Agreement (this “Agreement”) is made as of this 26th day of February, 2024 (the “Effective Date”), by and among Himalaya Technologies, Inc., a Nevada corporation located at 108 Scharberry Lane #2, Mars, PA 16046 (the “Seller” or “Himalaya”) and each of the entities listed on Annex A attached hereto (the “Buyer” or “FOMO WORLDWIDE” or “FOMO”).

ARTICLE I

PURPOSE

1. Interests. Himalaya Technologies, Inc. owns all of the outstanding Interests of its business operating under fictitious business name (DBA) “Infood Technologies, Inc.” (the “Interests”) in the amounts outlined in Schedule A.

2. Purpose. The Owners have entered into this agreement to:

●	Sell the Infood Technologies, Inc. DBA and its associated assets, IP, contracts, and other to FOMO WORLDWIDE, INC. and its assigns including Diamond Technology Solutions, LLC.

ARTICLE II

RESTRICTIONS ON TRANSFER

1. Restriction on Transfer. Except as permitted in this Agreement, the parties will not sell, transfer, pledge, assign, hypothecate, encumber or alienate (each a “Transfer”) any of the interests. Any Transfer not in accordance with this Agreement shall be void.

ARTICLE III

VOLUNTARY TRANSFERS

1. Permitted Transfers. The Owner shall be allowed be allowed to Transfer Interests:

Any permitted transferee shall hold the Interests subject to the provisions of this Agreement.

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2. Notice of Transfer. In the event the Owner wishes to sell any Interests (the “Offering Owner”) other than pursuant to a permitted transfer as described above, the Owner shall provide a written notice to the Company of its intention to sell the Interests (a “Notice of Transfer”). A Notice of Transfer shall specify the following:

●	The name and address of the purchaser (the “Third Party Purchaser”),
●	The number of interests being sold (the “Offered Interests”),
●	The price of the interests,
●	The payment and other terms of the proposed sale.

3. Transfer of Interests. For 3 days after receipt of a Notice to Transfer, the Buyer shall have the option to purchase the Offered interests at the price and in accordance to the terms in the Notice to Transfer. At the end of the 3-day option period, if the Buyer has elected to purchase less than all of the Offered interests, it shall notify Himalaya of the number of Offered interests remaining available for purchase. For 3 days after receipt of such notification, Himalaya shall have the option to purchase any Offered interests not being purchased by the Buyer at the price and in accordance to the terms in the Notice to Transfer in proportion to their respective ownership interests of the outstanding interests. Himalaya may sell any Offered interests not purchased by the Buyer and/or the Remaining Owners to a Third Party Purchaser at the price and in accordance to the terms in the Notice to Transfer.

4. Duties of Transferees. Unless otherwise provided in this Agreement, as a condition to any Transfer, the Buyer or subsequent transferee must agree to be bound by the terms of this Agreement and shall become a party to this Agreement by executing the Adoption Agreement attached hereto as Annex A.

ARTICLE IV

INVOLUNTARY TRANSFERS

1. Involuntary Transfers. The following events shall each constitute an “Involuntary Transfer Event” and the affected Owner shall be referred to as the “Withdrawing Owner” and the remaining Owners shall be referred to as the “Non-Withdrawing Owners”: (1) inability to complete the transfer due to regulation or rule of law.

2. Sale of interests. Upon the occurrence of any of the events specified in Paragraph 1, the Withdrawing Seller or the representative of the Withdrawing Seller shall notify the Buyer of the Involuntary Transfer Event.

ARTICLE V

VALUATION OF INTERESTS

1. Purchase Price. The purchase price per interest to be paid for any Transfer of interests due to an Involuntary Transfer Event (the “Purchase Price”) shall be $10,000.00 for 100%.

2. Other. Cash, stock, or demand note.

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ARTICLE VI

PAYMENT AND TRANSFER OF INTERESTS

1. Payment. The Purchase Price shall be payable by cash, stock of FOMO WORLDWIDE, INC., or a promissory note payable by FOMO WORLDWIDE, INC. or its assigns to Himalaya Technologies, Inc.

2. Transfer of Title. Himalaya shall deliver a bill of sale representing the interests being transferred, properly endorsed for transfer or accompanied by an assignment agreement to the transferee, with supporting documentation for access to the data, online properties, and related.

3. Life Insurance. Not applicable.

ARTICLE VII

TERM AND TERMINATION

1. Term. This Agreement shall be effective and binding upon the parties as of the Effective Date.

2. Termination. This Agreement will terminate in the event one of the following occurs:

(A) FOMO WORLDWIDE, INC. becoming the owner of all of the Interests .

ARTICLE VIII

MISCELLANEOUS

1. Amendments. This Agreement may be amended or modified only by a written agreement signed by all of the parties.

2. Notices. Any notice or other communication given or made to any party under this Agreement shall be in writing and delivered by hand, sent by overnight courier service or sent by certified or registered mail, return receipt requested, to Himalaya at the address stated above.

3. No Waiver. No party shall be deemed to have waived any provision of this Agreement or the exercise of any rights held under this Agreement unless such waiver is made expressly and in writing. Waiver by any party of a breach or violation of any provision of this Agreement shall not constitute a waiver of any other subsequent breach or violation.

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4. Assignment. No party hereto shall have the right to assign its rights or delegate its duties hereunder without the written consent of the other parties, which consent shall not be unreasonably withheld.

5. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in whole or in part, the remaining provisions shall not be affected and shall continue to be valid, legal and enforceable as though the invalid, illegal or unenforceable parts had not been included in this Agreement.

6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, administrators, executors, successors and permitted assigns.

7. Headings. The section headings herein are for reference purposes only and shall not otherwise affect the meaning, construction or interpretation of any provision in this Agreement.

8. Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, not including its conflicts of law provisions.

9. Disputes. Any dispute arising from this Agreement shall be resolved through mediation.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together, shall constitute one and the same document.

11. Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes and cancels all prior agreements of the parties, whether oral or written, with respect to such subject matter.

12. Miscellaneous. Seller and Buyer to file appropriate paperwork with the Departments of State and Revenue in the Commonwealth of Pennsylvania

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Himalaya Technologies, Inc.	/s/ Vikram Grover	Vikram Grover, CEO
Company Name	Representative Signature	Representative Name and Title

SCHEDULE A

Name	Type of Interest	Number of Interests
Infood Technologies, Inc.	Fictitious Business Name PA (DBA)	100%

Website and domain www.infood.tech and email accounts

Dealer agreements with Nelson & Pade, Inc. and Vertical Crop Consultants, Inc

K12 contact list (14,000)

Sales and marketing literature

Indoor farming and aquaponics online training coursework

Business and financial records

Trade names and other intellectual property

www.infood.tech

ANNEX A

ADOPTION AGREEMENT

This Adoption Agreement (this “Agreement”) is executed as of this 26th of February, 2024 by the undersigned FOMO WORLDWIDE, INC. (the “Transferee”) pursuant to the Buy-Sell Agreement dated as of February 26, 2024 (the “Buy-Sell Agreement”) by and between Himalaya Technologies, Inc. (the “Seller”) and the Owners listed in Schedule A thereto.

WHEREAS, the Transferee is hereby acquiring certain interests of the Seller (the “interests”) which are restricted by and subject to the terms and conditions of the Buy-Sell Agreement; and

WHEREAS, the Transferee has received and reviewed a complete copy of the Buy-Sell Agreement.

NOWTHEREFORE, as partial consideration for transfer of such interests, the Transferee hereby agrees as follows:

1. Agreement. The Transferee hereby agrees, that upon the execution of this Agreement, the Transferee shall become a party to the Buy-Sell Agreement, and shall be fully bound by and subject to the terms and conditions of the Buy-Sell Agreement as though an original party thereto.

2. Notices. Any notice required pursuant to the Buy-Sell Agreement shall be delivered to the Transferee at the following address:

FOMO WORLDWIDE, INC.

108 Scharberry Lane #2

Mars, PA 16046

info@fomoworldwide.com

(630) 708-0750

3. Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, not including its conflicts of law provisions.

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IN WITNESS WHEREOF, the Transferee has executed this Agreement as of the date first written above.

/s/ Vikram Grover	FOMO WORLDWIDE, INC., Vikram Grover, CEO
Transferee Signature	Transferee Full Name

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